UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 22, 2017 (September 19, 2017)

ALR TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-30414

(Commission File No.)

7400 Beaufont Springs Drive

Suite 300

Richmond, Virginia 23225

(Address of principal executive offices) (Zip Code)

(804) 554-3500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                      REGULATION FD DISCLOSURE.

510(K) Clearance

On September 19, 2017 the Company announced that it has received 510(k) clearance from the United States Food and Drug Administration for its insulin dose adjustment feature of the ALR Technologies Inc. Diabetes Managements System (also referred to as the “ALR Health-e-Connect System”).

Deficient Reporting Status

The Company has received notice from the Securities and Exchange Commission (the “SEC”) that the Company is not in compliance with its reporting requirements under the Securities Exchange Act (the “Act”). If the Company does not file all required reports, the Company may be subject to an administrative proceeding to revoke its registration under the Act. The notice also stated that the Company stock may be subject to a trading suspension by the SEC pursuant to the Act. At this time, the Company does not have the resources to file all required reports to bring the Company into compliance, and to continue filing the required reports to maintain compliance.

ITEM 9.01                      EXHIBITS AND FINANCIAL STATEMENTS.

Exhibit	Document Description

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 22st day of September 2017.

ALR TECHNOLOGIES INC.

BY:	SIDNEY CHAN
Sidney Chan
Chief Executive Officer and Chairman of the Board of Directors